UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 28, 2006

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of	(Commission File No.)	(IRS Employer
Incorporation)		Identification No.)

411 108th Ave. NE, Suite 1400, Bellevue, Washington 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On December 28, 2006, the compensation committee of the board of directors of drugstore.com, inc. (the “Company”) approved revisions to the compensation of Dawn Lepore, the Company’s chief executive officer.

Pursuant to a letter dated December 28, 2006, a copy of which is attached as Exhibit 10.1 to this current report, the Company and Ms. Lepore agreed to the following material terms and conditions:

•	Effective January 1, 2007, Ms. Lepore’s annual salary will increase to $400,000. During 2007, she will be eligible to receive a pro-rated annual target bonus of 50% to 150% of her annual salary, based on the achievement of pre-determined performance objectives. Her bonus compensation for subsequent years will be determined by the Company’s board of directors.

•	On December 29, 2006, Ms. Lepore was granted an option to purchase 1,000,000 shares of Company common stock, at an exercise price per share equal to the fair market value of the Company’s common stock on that day. The option will vest over four years, with 20% vesting six months after the start date of her employment and the remaining 80% vesting in equal increments at the end of each quarterly period thereafter. The option will also vest in full in the event of a change of control (as defined in the letter).

•	Effective December 28, 2006, the performance-based option granted to Ms. Lepore in connection with the commencement of her employment in 2004 was amended to provide that such option would also vest in full in the event of any change of control, regardless of the per share stock price paid in the change of control.

The foregoing description of Ms. Lepore’s compensation is qualified in its entirety by reference to the provisions of the letter attached as Exhibit 10.1 to this current report on Form 8-K.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) On December 28, 2006, the compensation committee of the Company’s board of directors approved revisions to the compensation of Dawn Lepore, the Company’s chief executive officer, as described under Item 1.01 of this current report on Form 8-K.

On December 28, 2006, the compensation committee of the Company’s board of directors also approved grants of non-statutory stock options under the Company’s 1998 Stock Plan to certain executive officers as set forth below. The options were granted on December 29, 2006.

Name	Title	Option (# shares)
Robert Barton	Vice President, Chief Financial Officer and Treasurer	175,000
Matthew Stepka	Vice President, Pharmacy	175,000

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Letter dated December 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ Yukio Morikubo
Yukio Morikubo Vice President, General Counsel

Date: December 29, 2006